UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2010 (July 7, 2010)

ERHC ENERGY INC.

(Exact name of registrant as specified in its charter)

Colorado	000-1-7325	88-0218499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5444 Westheimer Road, Suite 1440, Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(713) 626-4700

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

Press Release dated July 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERHC ENERGY INC.

Dated: July 8, 2010	By:	/s/ Peter Ntephe
		Name:	Peter Ntephe
		Title:	Chief Executive Officer

Energy Inc. Files Shelf Registration Statement to Raise $50 Million

HOUSTON, July 8, 2010 – ERHC Energy Inc. (OTCBB:ERHE), a publicly traded American company with oil and gas assets in the highly prospective Gulf of Guinea off the coast of West Africa, today announced the filing of a shelf registration on Form S-3 with the Securities and Exchange Commission (SEC).

Under the shelf registration statement, when declared effective by the SEC, the Company may offer and sell from time to time in the future in one or more public offerings up to $50 million of its preferred stock, common stock and warrants, or units consisting of any combination thereof. The specifics of any future offering, along with the prices, terms and the use of proceeds of any securities offered by the Company, will be determined at the time of any offering and will be described in detail in a prospectus supplement filed with SEC at the time of such offering.

“The fundraising specified in this shelf registration statement is necessary to enable us to compete on opportunities for diversification of ERHC's portfolio of oil and gas assets,” said ERHC Chief Executive Officer Peter Ntephe. “We are excited to be moving forward with our growth strategy, which is geared toward acquiring or investing in other oil and gas assets that bring ERHC closer to revenue generation.”

The shelf registration on Form S-3 filed by the Company has not yet become effective.  The securities covered by the registration statement may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective and an appropriate prospectus supplement is filed.  This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state or jurisdiction.  Any offering of the securities covered by the registration statement will only be by means of a prospectus and an accompanying prospectus supplement.

About ERHC Energy

ERHC Energy Inc. is a Houston-based independent oil and gas company focused on growth through high impact exploration in the highly prospective Gulf of Guinea off the coast of West Africa, and the development of undeveloped and marginal oil and gas fields.  ERHC is committed to creating and delivering significant value for its shareholders, investors and employees, and to sustainable and profitable growth through risk balanced smart exploration, cost efficient development and high margin production.
For more information, visit www.erhc.com.

Cautionary Statement

This press release contains statements concerning ERHC Energy Inc.’s future operating milestones, future drilling operations, the planned exploration and appraisal program, future prospects, future investment opportunities and financing plans, future shareholders’ meetings, response to the Senate Subcommittee investigation, developments in the SEC investigation of the Company and related proceedings, as well as other matters that are not historical facts or information.  Such statements are inherently subject to a variety of risks, assumptions and uncertainties that could cause actual results to differ materially from those anticipated, projected, expressed or implied.  A discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings with the Securities and Exchange Commission. These factors include, among others, those relating to the Company’s ability to exploit its commercial interests in the JDZ and the Exclusive Economic Zone of São Tomé and Príncipe, general economic and business conditions, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on these statements. Each of the above statements speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any of the above statements is based.